UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 19, 2001
                                                           ----------


                         Magellan Petroleum Corporation
             (Exact Name of registrant as specified in its charter)

               Delaware                         1-5507              06-0842255
 ---------------------------------       ------------------   ------------------
     (State or other jurisdiction           (Commission         (IRS Employer
          of incorporation)                 File Number)     Identification No.)


             149 Durham Road, Oak Park - Unit 31, Madison, CT 06443
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (203) 245-7664


                    Not Applicable (Former name or former address, if changed since last report.)



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION


Item 5.          Other Events

         On September 19, 2001, the Company reported that the Carbine-1 well in Exploration Permit WA-283-P is being plugged and abandoned having reached a total depth of 1561 meters. At completion of P&A operations the Sedco 703 drilling rig will move to Exploration Permit WA-281-P where it is expected to spud the Marabou-1 well on November 22nd. The Company's 51% owned subsidiary, Magellan Petroleum Australia Limited, has a 17.5%% interest in the permit.
          The abandonment of the well would result in a pre-tax charge to earnings in the Company's second quarter ending December 31, 2001 of approximately U.S.$725,000.

         Statements in this report that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits  -

(99)     Additional Exhibits

                 (a)    Press release of the registrant dated November 19, 2001.



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                                    FORM 8-K

                         MAGELLAN PETROLEUM CORPORATION



                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                MAGELLAN PETROLEUM CORPORATION
                                                        (Registrant)


                                        By /s/ James R. Joyce
                                        Nam    James R. Joyce
                                        Title: President


Date:  November 19, 2001


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